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                                                                           DRAFT


                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Tekelec on Form S-8 (Registration Nos. 33-30475, 33-8368, 33-16094, 33-22370,
33-40612, 33-48079, 33-63102, 33-82124 and 33-87558) of our report dated
February 3, 1995, except for Note P, as to which the date is March 17, 1995, on our audits of the consolidated financial statements and consolidated financial statement schedules of Tekelec as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, which report is included or incorporated by reference in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.





Sherman Oaks, California
March 29, 1995